EXHIBIT 99.1

LightPath Technologies, Inc. Announces Proposed Public Offering of Common Stock

ORLANDO, FL – December 11, 2025 - LightPath Technologies, Inc. (NASDAQ: LPTH) (“LightPath,” the “Company,” “we,” or “our”), a leading provider of next-generation optics and imaging systems for both defense and commercial applications, today announced that it has commenced an underwritten public offering of shares of its Class A common stock. In addition, LightPath expects to grant the underwriters a 30-day option to purchase up to an additional 15% of shares of Class A common stock at the public offering price for the Class A common stock, less underwriting discounts and commissions. All shares of Class A common stock are being offered by LightPath. The proposed offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or the actual size or terms of the proposed offering.

Canaccord Genuity and Craig-Hallum are acting as joint bookrunners and representatives of the underwriters for the proposed offering.

LightPath intends to use the net proceeds from the proposed offering for working capital, investments, acquisitions, and general corporate purposes.

The proposed offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-291717) that was declared effective by the Securities and Exchange Commission (“SEC”) on December 10, 2025. A preliminary prospectus supplement and accompanying prospectus relating to the proposed offering will be filed with the SEC and will be available for free on the SEC’s website, located at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the proposed offering may be obtained, when available, from Canaccord Genuity, Attention: Syndication Department, One Post Office Square, Suite 3000, Boston, Massachusetts 02109, or by telephone at (617) 371-3900, or by email at prospectus@cgf.com, or Craig-Hallum, Attention: Equity Capital Markets, 323 North Washington Ave., Suite 300, Minneapolis, MN 55401, or by telephone at (612) 334-6300, or by email at prospectus@chlm.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state or jurisdiction.

About LightPath Technologies

LightPath Technologies, Inc. (NASDAQ: LPTH) is a leading provider of next-generation optics and imaging systems for both defense and commercial applications. As a vertically integrated solutions provider with in-house engineering design support, LightPath’s family of custom solutions range from proprietary BlackDiamond™ chalcogenide-based glass materials - sold under exclusive license from the U.S. Naval Research Laboratory - to complete infrared optical systems and thermal imaging assemblies. The Company's primary manufacturing footprint is located in Orlando, Florida with additional facilities in Texas, New Hampshire, Latvia and China. To learn more, please visit www.lightpath.com.

Forward-Looking Statements

This press release includes statements that constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “guidance,” “plan,” “estimate,” “will,” “would,” “project,” “maintain,” “intend,” “expect,” “anticipate,” “prospect,” “strategy,” “future,” “likely,” “may,” “should,” “believe,” “continue,” “opportunity,” “potential,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, without limitation, statements regarding the proposed and the intended use of proceeds. These forward-looking statements are based on information available at the time the statements are made and/or management's good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or suggested by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, market conditions, the size and terms of the offering; the likelihood that the Company will need additional capital to sustain its operations in the future and to repay indebtedness; the impact of varying demand for the Company products; the Company's reliance on a few key customers; the ability of the Company to obtain needed raw materials and components from its suppliers; the impact that international tariffs may have on our business and results of operations; the impact of political and other risks as a result of our sales to internal customers and/or our sourcing of materials from international suppliers; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; geopolitical tensions, the Russian-Ukraine conflict, and the Hamas/ Israel war; the effects of steps that the Company could take to reduce operating costs; the inability of the Company to sustain profitable sales growth, convert inventory to cash, or reduce its costs to maintain competitive prices for its products; circumstances or developments that may make the Company unable to implement or realize the anticipated benefits, or that may increase the costs, of its current and planned business initiatives; and those factors detailed by the Company in its public filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K and other filings with the SEC. Should one or more of these risks, uncertainties, or facts materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by the forward-looking statements contained herein. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Relations Contact

Lucas A. Zimmerman

MZ Group - MZ North America

LPTH@mzgroup.us

949-259-4987

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